Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Landsea Homes Corporation of our report dated May 1, 2019 relating to the financial statements of LS-Boston Point LLC as of December 31, 2018 and December 31, 2017, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Walter & Shuffain, P.C.

Boston, MA

January 29, 2021

One International Place, Suite 1010 • Boston, Massachusetts 02110 • Tel 617-447-2700 • Fax 617-778-6100 • www.wscpa.com